Exhibit 99.11

CONSENT OF PAUL C. HEESCHEN

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in the Registration Statement on Form S-1 of The New Home Company, LLC, a Delaware limited liability company (to be converted into a Delaware corporation and renamed The New Home Company, Inc.) (the “Company”), and any amendments or supplements thereto, including the prospectus contained therein, and any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, as an individual who has agreed to serve as a director of the Company upon completion of the initial public offering of the Company’s common stock, to all references to the undersigned in connection therewith, and to the filing or attachment of this consent as an exhibit to such Registration Statement or such registration statement filed pursuant to Rule 462(b) and any amendment or supplement to the foregoing.

Dated: December 12, 2013

/s/ Paul C. Heeschen
Paul C. Heeschen